Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Exhibit 10.14

RESEARCH COLLABORATION AGREEMENT

THIS RESEARCH COLLABORATION AGREEMENT (“Agreement”) is made and effective as the 20th day of December, 2018 (“Effective Date”), by and between APRINOIA Therapeutics Inc. (“APN”), a company having an office at 17F, No.3, Park St., Nangang District, Taipei City 11503, Taiwan, and H. Lundbeck A/S. (“Lundbeck”), having an office at Ottiliavej 9, Valby, 2500, Denmark, and AbbVie Inc. (“AbbVie”), a company having an office at 1 N Waukegan Rd, North Chicago, IL, USA (each a “Party” and collectively, “Parties”).

Recitals

A.	WHEREAS, APN has discovered molecules with potential to be developed as alpha-synuclein PET imaging tracers for alpha-synuclein-related diseases, including Parkinson’s Disease (“APN Compounds”);
B.	WHEREAS, Lundbeck and AbbVie desire to collaborate with APN to develop the APN Compounds; and
C.	WHEREAS, the Parties wish to collaborate in Stage 1 of a project as set forth in Appendix I for the evaluation and development of the APN Compounds (“Project”) on the terms and conditions as set out in this Agreement.
D.	WHEREAS, the Parties have the option to enter into a further collaboration, described in Appendix III as Stage 2 of the Project, for the further development of a Clinical Candidate.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

1.	Project.

1.1

Principle Investigator or PI

The Project will be conducted under the direction of individual principal investigators (individually a “PI” and collectively the “Pls”) at each Party, [***] as described in the work plan attached as Appendix I (“Work Plan”) and incorporated into this Agreement by reference.

1.2

Diligence

Each Party, under the direction of its PI, shall exercise reasonable efforts to carry out and complete the Project.

1.3

Project Fees

In support of the Project, the Parties agree that each Party will be responsible for using commercially reasonable efforts to carry out its activities as specified in Appendix I at its own cost.

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2.	Material Transfer.

2.1

During the course of the Project, APN will transfer to AbbVie and Lundbeck their selected [***] APN Compounds as standards and precursors and as set forth in Appendix II in such amounts as are necessary to conduct the Project.

2.2

Lundbeck and AbbVie agree to use the APN Compounds and the Compound Information, as defined in Appendix I, solely for the purpose of conducting the Project.

2.3

Lundbeck and AbbVie agree to not reverse engineer the APN Compounds or undertake any additional analyses thereof, chemical or biological, including, without limitation, any attempt to determine the composition, formula, structure or properties of APN Compounds, without the express written permission of APN, except as required for a Party to fulfill its obligations under this Agreement.

2.4

Except as set forth under Section 6.4 of this Agreement, Lundbeck and AbbVie agree to not further give, transfer, or distribute the APN Compounds and the Compound Information to any third party without APN’s prior written consent. Subject to the provisions set forth in Section 10 hereto, the Party engaging a subcontractor shall be permitted to share the APN Compounds solely for the purpose of performing the Work Plan.

2.5

In the event that a Party’s work under the Project does not proceed to Stage 2, pursuant to Section 5.6, and upon completion of the Project or termination of this Agreement pursuant to Section 7.1, whichever is sooner, Lundbeck and AbbVie shall discontinue the use of APN Compounds and shall destroy or return to APN, at APN’s sole discretion and costs, all the remaining APN Compounds. Upon APN’s request, Lundbeck and AbbVie shall provide written documentation of such destruction of all applicable APN Compounds to APN.

2.6

The APN Compounds delivered pursuant to the Project are understood to be experimental in nature and may have hazardous properties. As of the Effective Date of this Agreement, APN has no knowledge of any such hazardous effects. APN shall supply to Lundbeck and AbbVie pertinent records, safety data and information in its possession regarding the APN Compounds. The Parties will handle the APN Compounds accordingly and will inform each other in writing, pursuant to Section 15 (“Notices”), of any adverse effects experienced by persons handling the APN Compounds.

2.7

Except as set forth in Section 18 (“Indemnification”), Lundbeck and AbbVie each assume all liability for damages which may arise from their respective use, storage or disposal of APN Compounds. Except as set forth in Section 18 (“Indemnification”), APN will not be liable for any loss, claim, or demand made by Lundbeck or AbbVie, or made against Lundbeck or AbbVie by any third party, due to or arising from the use of APN Compounds by Lundbeck or AbbVie, except to the extent permitted by law when caused by the gross negligence or willful misconduct of APN.

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3.	Governance.

3.1

Within [***] days of the Effective Date, the Parties will form a Joint Research Committee (“JRC”) comprising one (1) representative of each Party. Each Party may at any time appoint different representatives by written notice to the other Parties.

3.2

The JRC will be responsible for:

3.2.1	overseeing activities pursuant to the Project;

3.2.2	monitoring progress of the Project;

3.2.3	approving amendments to the Work Plan;

3.2.4	creating forum for discussion of the Results;

3.2.5	reviewing of Reports;

3.2.6	addressing initial disputes between the Parties; and

3.2.7	reviewing of publications and presentations.

3.3

The JRC will be chaired by an APN representative during the Term (“Chair”). The Chair will be responsible for data sharing, communication, preparing and circulating an agenda in advance of each meeting, overseeing meetings, and issuing meeting minutes and may have other responsibilities as the JRC determines in writing.

3.4

Decisions of the JRC will require unanimous consent to be binding. No decision of the JRC may impose an obligation on either Party that is inconsistent with the obligations of this Agreement. In the event of any disagreement to reach unanimous consent among the representatives of the JRC relating to any matter under discussion, APN shall retain final decision-making authority, except for those decisions that may increase the resourcing or budgeting responsibilities of a Party, for which such Party will retain final decision-making authority.

3.5

The JRC will meet a minimum of [***] times a year on an approximately quarterly basis but may meet more frequently if it so wishes. Meetings of the JRC need not to be in person but may occur by telephone or video conference or other means. Should the JRC meet in person, each Party will bear its own travel and lodging expenses.

3.6

The JRC will keep accurate written minutes of its deliberations which will include a record of all matters discussed before the JRC and the action the JRC takes with respect to each of them. Within [***] days after each meeting, the Chair will distribute the meeting minutes to the Parties.

3.7

The rights and responsibilities of each Party will be governed by this Agreement, including the Appendices hereto, and the JRC will not have any power to amend, modify or waive compliance with this Agreement.

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4.	Results and Reports.

4.1

Each Party will conduct the Project as described in the Work Plan, using each Party’s selected APN Compounds.

4.2

“Results” shall include, but are not limited to, data including raw data, information, analysis, documents, reports, know-how, discoveries, inventions, and improvements generated by the Parties during the Term through conduct of the Project, except for Arising IP as described in Section 5.

4.3

Each Party shall provide the JRC with a written report(s) summarizing the Results as specified in Appendix I to the satisfaction of the JRC (“Report”). In the event of dissatisfaction, the Party generating the Report shall endeavor to make reasonable additions or modifications, as appropriate, to correct any such deficiencies noted by the JRC. Reports shall be provided from each Party in confidence and in writing to the JRC, and updated from time to time, as appropriate.

4.4

Each Party shall own all Results and Reports generated solely by the Party. Each Party therefore grants to the other Parties a worldwide, perpetual, non-exclusive, paid-up license to use the Party’s Results and Reports for any purpose.

5.	Intellectual Property Rights, License, and Option.

5.1

Each Party shall reserve and retain full title and rights to any of its respective pre-existing intellectual property. No other rights are granted except those explicitly set forth in this Agreement.

5.2

Subject to the terms and conditions of this Agreement, APN grants to Lundbeck and AbbVie and their respective Affiliates, during the Term, a paid-up, non-exclusive, worldwide, non-transferable right to use APN Compounds and APN’s pre-existing intellectual property solely to perform the activities under the Project.

“Affiliate” shall mean, with respect to a specified entity, an entity that directly or indirectly through one or more intermediaries, is controlled by a Party, in each case where the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of more than fifty percent (50%) of the equity, by contract interest or otherwise.

5.3

“Arising Intellectual Property or Arising IP” means any discoveries, inventions, improvements, know-how, and further development which solely relates to any of the APN Compounds used by any Party under this Agreement, whether or not patentable, conceived or reduced to practice under the performance of the Project using APN Compounds during the Term.

5.4

All Arising IP shall be owned solely by APN.

5.5

Lundbeck and AbbVie shall promptly and confidentially disclose any Arising IP to APN in writing.

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5.6

Upon completion of Stage 1 as set out in Appendices I and III, APN hereby grants Lundbeck and AbbVie an option to continue the collaboration into Stage 2. In the event that Lundbeck and/or AbbVie exercise its option to continue to Stage 2, APN and such Party electing to continue to Stage 2 shall enter into good faith negotiations to enter into an agreement governing the conduct of such Stage 2 activities.

6.	Confidentiality and Publication.

6.1

“Confidential Information” means all scientific, technical, trade or business information (including personal data about Party’s employees) provided by the disclosing Party to the receiving Party under this Agreement, whether tangible or intangible, and in whatever form or medium provided, as well as all information subsequently generated or received, by the receiving Party or by its representatives, officers, directors, partners, employees, agents, supervisors, employers, regents or fellows, that contains, reflects or is derived from the Confidential Information provided.

6.2

During the Term and for the [***] years thereafter each Party will not disclose or use any Confidential Information unless allowed to do so under this Agreement. Each Party will promptly notify the other on discovering any unauthorized disclosure or use of Confidential Information.

6.3

The obligations of non-disclosure and non-use contained in this section will not apply to the extent that the Party receiving the Confidential Information can establish that

a) the information is publicly known, or becomes publicly known through no breach of this Agreement;

b) the Party knew the information before receiving it from the disclosing Party as evidenced by written records;

c) the Party received the information from a third party not bound to the disclosing Party by any obligation of non-disclosure;

d) the Party independently develops the information without using any Confidential Information as evidenced by written records; or

e) the Party is required to disclose the information by law, provided that Party i) as soon as practical before the disclosure, notifies the other Party; ii) identifies the Confidential Information required to be disclosed and the circumstances surrounding the requirement; iii) furnishes only such portions of the Confidential Information as are legally required to be disclosed; and iv) cooperate with the disclosing Party in its efforts, if any, to narrow the disclosure.

6.4

The receiving Party may to the extent required for the conduct of the respective Project disclose Confidential Information to Third Parties, provided that such Third Parties are obligated under the terms of a written agreement to hold the Confidential Information confidential at least to the same extent to which the receiving Party is obligated hereunder.

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6.5

This Agreement and its terms will be considered Confidential Information, provided however, the Parties and their Affiliates will each be permitted to disclose this Agreement to the extent reasonably necessary (a) to such Party’s or Affiliate’s attorneys, accountants and other professional advisors; and (b) to any person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of such Party’s or Affiliate’s rights under this Agreement, provided, in both cases (a) and (b), that such persons agree to be bound by an obligation of confidentiality that is no less than the Party’s obligations of confidentiality under this Agreement.

6.6

APN will lead all publications of any research relating to this Agreement, any Party who wishes to publish shall submit a copy of the proposed publication to the JRC at least [***] days before submitting the publication to a journal or other forum or otherwise disclosing it. Within a review period of [***] business days (“Review Period”), the Chair may require modifications to the publication (including the deletion of the Confidential Information) or a [***] days delay in disclosing it. The proposed publication shall be considered approved if the Chair has not replied to the relevant Party within the Review Period.

6.7

No Party will make any other public announcement relating to the existence of this Agreement or its terms, without prior written consent of the other Parties, such consent not to be unreasonably withheld.

7.	Term and Termination.

7.1

Term and Termination. This Agreement shall enter into force as of the Effective Date and shall thereafter remain in full force and effect until the earlier of (a) completion of the Project or (b) one (1) year from the Effective Date or (c) termination of this Agreement by one Party on [***] days prior written notice to the other Parties (“Term”).

7.2

Effect of Termination.

7.2.1   Termination of this Agreement shall obligate each Party to use its commercially reasonable efforts to wind-up all research in accordance with its responsibilities under this Agreement and applicable law and regulation, unless the completion of the respective Project is not feasible. Within [***] days after the completion of wind-up of the Project, each Party shall provide the other Parties with delivery of any and all information, data or results specified in the Work Plan and generated up to the date of completion of the wind-up, including any and all final Results and Reports.

7.2.2   Upon the written request of a disclosing Party, the receiving Parties shall return or destroy all Confidential Information and copies thereof, provided however, that the receiving Parties may retain one copy of such Information in its confidential files for archival purposes. Notwithstanding the foregoing, each Party may retain all Results and Reports arising from the Work Plan, and the obligation to return or destroy Confidential Information does not include Confidential Information that is maintained on routine computer system backup tapes, disks, or other backup storage devices as long as such backup Confidential Information is not used, disclosed, or otherwise recovered from such backup devices. For the avoidance of doubt, the maintenance of Confidential Information on computer system backup tapes, disks, or other backup storage devices shall not otherwise alter or affect the confidential nature of the Confidential Information.

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7.2.3   The termination of this Agreement will not affect any rights or obligations of the Parties that have accrued or matured prior to termination.

7.3

Except for any research, investigations and other work contemplated by the Agreement that has not yet been performed as of the effective date of termination, and any payments or like remuneration for such work due hereunder, all provisions hereof shall survive the expiration or termination of this Agreement for any reason.

8.	Data Protection.

8.1

The Parties shall not collect, retain, process or disclose information identifying or, in combination with other information, identifiable to a living individual, including information relating to individuals from whom any Project related materials have been obtained, or from any other relevant individual participating in or associated with the Project, in performing its obligations under this Agreement.

8.2

The Parties agree that they shall not disclose to one another any Protected Health Information, as such term is defined in the Health Insurance Portability and Accountability Act of 1996, as well as the implementing of privacy and security regulations (collectively, “HIPAA”). Any data or information related to a human tissue or sera samples shall be de-identified in accordance with the requirements set forth in 45 C.F.R. § 164.514(a) prior to disclosure to one another.

8.3

The Parties agree that they shall not disclose to one another any Personal Data as defined in the Regulation (EU) 2016/679 of 27 April 2016 (the General Data Protection Regulation) (“GDPR”). Any data or information related to a human tissue or sera samples shall be anonymized in accordance with the requirements set forth in GDPR, Recital 26 prior to disclosure to one another.

8.4

Compliance with Law. Each Party shall conduct the Project, in compliance with all applicable federal, state, and local laws, regulations and guidelines including all health and health care, safety, and environmental standards and requirements, the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b, and similar state laws, the Controlled Substances Act, as amended, and regulations promulgated thereunder, including the U.S. Drug Enforcement Agency (DEA) regulations at 21 C.F.R. § 1300 et seq., and similar state laws, and the Federal Food, Drug, and Cosmetic Act (the “Act”), as amended, and regulations promulgated thereunder and applicable guidance documents of the U.S. Food and Drug Administration (FDA), including “In Vitro Diagnostic Device Studies - Frequently Asked Questions and Informed Consent for In Vitro Diagnostic Device Studies Using Leftover Human Specimens that are Not Individually Identifiable”.

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8.5

The Parties will as part of their contractual relationship and to perform their respective obligations under the Agreement share personal data about certain employees engaged by the Parties, as applicable, who are working to fulfil the Agreement (hereinafter “Employees”). Without otherwise limiting the Parties’ rights and obligations related to personal data set out in this Agreement, each Party acknowledges and agrees that it will on behalf of the other Party provide its own Employees with information about the other Party’s collection and processing of the Employees’ personal data. Such information must comply with applicable data protection laws, including – to the extent applicable - Article 13 and 14 of the GDPR.

9.	Representations, Warranties and Covenants.

9.1

APN represents and warrants that it has the legal right to provide the APN Compounds to AbbVie and Lundbeck, that it is the sole owner of the APN Compounds, and that no third party, including any United States governmental body, has any claim or right to the APN Compounds. Further, APN represents and warrants that it has the right to provide the APN Compounds to AbbVie and Lundbeck, including that if necessary it has obtained all permissions, consents or authorizations as required by law in order to do so.

9.2

The Parties represent, warrant and covenant that:

9.2.1   the terms of this Agreement are (a) valid and binding obligations to each Party; (b) not inconsistent with any other contractual or legal obligations the Parties may have; and (c) not inconsistent with any of the Parties’ policies and procedures or the policies and procedures of any institution or company with which each Party is associated, including those relating to conflicts of interest;

9.2.3   each employee or agent of a Party who is an HCP (where an “HCP” is a person in a position to purchase, prescribe, dispense or recommend or arrange for the purchase, use, sale or formulary placement of pharmaceutical or medical device products for human use and performing work in relation to this Agreement (if any)): (a) has a current and valid medical or other health care license; (b) such license has never been revoked, restricted or suspended by a medical board or other licensing agency; (c) his/her privileges or ability to practice have never been revoked, restricted or suspended by a health care institution or other provider of health care services; and (d) to the best of a Party’s knowledge and each such said employee or agent conducting the Project under this Agreement (if any), is not under an investigation that could lead to a revocation, restriction or suspension of his or her medical or other health care license or privileges or ability to practice at a health care institution or other provider of health care services; in the event that any of the foregoing changes during the Term, an affected Party shall immediately notify the other Parties, and the unaffected Parties shall have the right to immediately terminate this Agreement;

9.2.3   this Agreement is in exchange for any explicit or implicit agreement or understanding that Parties purchase, lease, order, prescribe, recommend or otherwise arrange for, or provide formulary or other preferential or qualifying status for the use of any of the other Parties’ products; and

9.2.4   each Party’s Institutional Animal Care and Use Committee (IACUC) or other appropriate oversight body monitors the care and use of any animals utilized in the Project and has reviewed and approved the conduct of the Project. Each Party shall also ensure that such third parties (“Third Parties”) comply with this Agreement and that it has an adequate procedure in place to audit, assess and approve such Third Parties. Each Party will be responsible and for the acts or omissions of such Third Parties’ activities as if such activities had been performed by such Party.

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10.	Subcontracting.

10.1

The Parties have the right to subcontract their rights and obligations to its Affiliates, professional consultants/advisors and collaboration partners (“Third Parties”) without the prior written consent of the other Parties. Wherever in this Agreement responsibility is delegated to a Third Party, the delegating party (“Delegating Party”) undertakes to cause and ensure that such Third Party does not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. No such subcontracting shall relieve the Delegating Party of any obligations under this Agreement, and the Delegating Party shall remain liable towards the other Parties for the performance of all of its obligations under this Agreement, including the performance by its Third Parties.

11.	No Warranties.

Each Party acknowledges that the APN Compounds, Compound Information, and the Confidential Information are experimental in nature. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OF THE APN COMPOUNDS, except for such representations or warranties explicitly set forth in this Agreement.

12.	Relationship of the Parties.

No agency or partnership relationship is created by this Agreement, and it is understood that neither Party has any obligation to enter into any further agreements with the others.

13.	Severability.

If any provision of this Agreement is found to be illegal, invalid, or unenforceable, (a) that provision will be deemed amended to the extent necessary to achieve an effect that is as near as possible to that provided by the original provision, and (b) the legality, validity, and enforceability of the remaining provisions of this Agreement will not be affected thereby.

14.	Use of Name.

Neither Party will use the name, trademarks, logos, physical likeness, or other symbol of the other Parties or the names of any of its employees, agents or representatives, for any purpose, including without limitation any marketing, advertising, or public relations purpose, without the prior written consent of such other Parties.

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15.	Notices.

Any notice given under this Agreement must be in writing and delivered to the respective Party as follows:

(a) If to APN:	[***]

(a) If to Lundbeck:	[***]

with a copy to:	[***]

(b) If to AbbVie:	[***]

with a copy to:	[***]

or to such other addresses and phone numbers of which the Parties may from time to time be notified in writing. Any notice will be deemed given upon receipt by the addressee.

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16.	Assignment.

This Agreement is not assignable or otherwise transferable by any Party without prior written consent of the others, except that a Party may, without such consent, assign this Agreement to any purchaser of all or substantially all of the assets of the business, to any successor corporation that results from reincorporation, merger, or consolidation of such Party with or into such purchaser or such corporation, or to that Party’s Affiliates. Upon assignment, the rights and obligations under this Agreement will be binding upon and inure to the benefit of said purchaser or successor in interest. Notwithstanding the foregoing, a Party may satisfy any obligation or fulfill any right through any of its Affiliates. Any assignee shall assume all obligations of the assignor Party under this Agreement.

17.	Debarment.

Each Party represents, warrants and covenants that (a) the Party and each employee or agent of the Party performing work in relation to this Agreement is not currently, has never been, and, to the best of the Party’s knowledge, is not the subject of a proceeding that could lead to the Party or such employee or agent becoming, as applicable, (i) debarred by the FDA under 21 U.S.C. § 335a, (ii) excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or nonprocurement programs, (iii) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators, or (iv) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible; and (b) the Party shall not engage, directly or indirectly, any person to perform services under this Agreement if that person has ever been, is currently, or, to the best of the Party’s knowledge, is the subject of a proceeding that could lead to that person becoming, as applicable, any of (i)-(iv) above. In the event that the Party receives notice of, or otherwise becomes aware of, the debarment, proposed debarment or such other exclusion, suspension, restriction or sanction of itself or any person providing services in connection with the performance of this Agreement, the Party shall notify the other Parties immediately and the other Parties shall have the right to immediately terminate this Agreement.

18.	Indemnification.

18.1

To the extent permitted by law, each Party (each an “Indemnifying Party”) agrees to indemnify and hold harmless the other Parties (each an “Indemnified Party”) from and against any and all liability, losses and expenses (including reasonable attorneys’ fees), arising out of third party claims resulting from or arising out of (i) any use of the radiolabeled materials by the Indemnifying Party for activities other than as set forth in the Work Plan; (ii) any negligent, reckless or willful misconduct of the Indemnifying Party in relation to the performance of its obligations under this Agreement; or (iii) any other noncompliance or breach of this Agreement on the part of the Indemnifying Party.

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18.2

The indemnity provided by each Party for any claim or lawsuit shall not extend beyond that indemnity which the Party is permitted by applicable law to provide for such claim or lawsuit. The indemnifying party shall not be liable to the extent claims result from or arise out of the negligence, recklessness or willful misconduct of the indemnified party.

18.3

AbbVie’s and Lundbeck’s indemnity is conditioned upon the Indemnified Party’s obligation to: (i) advise [***], as the case may be, of any claim or lawsuit, in writing within [***] days after the Indemnified Party has received notice of said claim or lawsuit; (ii) assist AbbVie or Lundbeck and its representatives in the investigation and defense of any claim or lawsuit for which indemnification is provided; and (iii) not compromise or otherwise settle any such claim or lawsuit without AbbVie’s or Lundbeck’s prior written consent.

19.	No Waivers.

Failure of either Party to enforce any of the provisions of this Agreement will in no way be considered a waiver of such provisions or in any way affect the validity of this Agreement. The failure by either Party hereto to enforce any of such provisions will not prejudice such Party from later enforcing or exercising the same or any other provisions or rights that it may have under this Agreement.

20.	Force Majeure.

No failure, omission, or delay by either Party in the performance of any obligation under this Agreement will be deemed a breach of this Agreement or create any liability if the same arises from any cause or causes beyond the control of the non-performing or delayed Party, provided the non-performing or delayed Party provides to the other Parties written notice of the existence of and the reason for such nonperformance or delay.

21.	Governing Law.

The Parties agree to be silent in regards to governing law.

22.	Entire Agreement.

This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

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23.	Headings.

The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and are intended to have no force or effect in construing or interpreting any of the provisions of this Agreement.

24.	Modifications.

No amendment, modification, or alteration of any of the terms or provisions of this Agreement will be valid unless in writing and signed by the Parties hereto.

25.	Counterparts.

This Agreement may be executed and delivered in counterparts, or facsimile versions, each of which will be deemed an original, and both of which together will be deemed one and the same Agreement. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by PDF will constitute an original signature for purposes of this Agreement.

26.	Antitrust.

The Parties acknowledge that any activities carried out under this Agreement must be carried out in full compliance with all applicable laws, including without limitation, antitrust and competition law. Should it become apparent that this Agreement, any provision of this Agreement, or any activity or decision of the JRC, can have a potentially restrictive effect on open and fair competition, in breach of any statutory provision, each Party to this Agreement shall take immediate steps to remedy that situation. The JRC includes participants that may be competitors, as well as suppliers and customers. It is the intention of the Parties that the JRC operates in strict compliance with antitrust laws. Nothing in this Agreement is intended to result in an agreement on price, exclude suppliers from any market, or otherwise restrain competition. The Parties agree to avoid discussions which are prohibited by applicable antitrust laws, including discussion of competitively sensitive subject matter, such as costs, prices, sales, product marketing, and other confidential information with respect to their own products and operations. Each Party shall comply with its own internal antitrust policies and advice of its own antitrust counsel as applicable. Nothing in this Agreement is intended to restrict any Party from protesting or otherwise taking corrective action to prevent any perceived antitrust violation.

[Remainder of page blank]

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.
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APRINOIA Therapeutics Inc.	H. Lundbeck A/S

/s/ Ming-Kuei Jang	/s/ Klaus Simonsen
Signature	Signature

Ming-Kuei Jang	Klaus Simonsen
Print name	Print name

CEO	Klaus Baek Simonsen
Print title	Print title

31-Dec-2018	21-Dec-2018
Date	Date

AbbVie Inc.

/s/ Michelle Parks
Signature

Michelle Parks
Print name

Head, Technology Licensing
Print title

21-Dec-2018
Date

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Appendix I

[***]

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[***]

[***]
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[***]

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Appendix II

APN Compound Information.

[***]

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[***]

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